Exhibit 99.1
Secureworks Reports Fourth Quarter and Full Year Fiscal 2018 Results

Fourth Quarter and Full Year Fiscal 2018 Highlights

•	Monthly recurring revenue grew 12 percent year-over-year to $35.3 million.

•	Revenue in fiscal 2018 increased 8.9 percent to $468 million, or 11.2 percent, excluding the 53rd week of operations in fiscal 2017.

•	Gross margin increased 100 basis points over fiscal 2017.

•	Net cash provided by operating activities was $4.0 million in the fourth quarter and $0.8 million in fiscal 2018.

•	Total value of contracts above $1 million sold in the fourth quarter increased 58 percent, sequentially.

•	Geoff Haydon, security industry veteran, joined Secureworks as Chief Revenue Officer.

ATLANTA, Ga, March 28, 2018 - Secureworks (NASDAQ: SCWX), a leading global cybersecurity company that protects organizations in the digitally connected world, today announced financial results for its fourth quarter and full fiscal year ended February 2, 2018.

“We continue to see strong demand for our services across all segments and regions and finished fiscal 2018 with MRR up 12 percent and strong sales momentum. We have a great team in place and executed well in the fourth quarter with accelerating growth,” said Michael R. Cote, Chief Executive Officer of Secureworks.

“Protecting our clients is our mission,” continued Mr. Cote. “Our focus on this mission, along with our years of cyber-attack data and the breadth and depth of our capabilities, are what differentiate us with a wide spectrum of clients that are looking to transform their security programs. With our expertise and ability to provide positive, measurable security outcomes that reduce business risk, we are uniquely positioned to benefit from of the rapidly changing security landscape.”

Business and operational developments for the fourth quarter of fiscal 2018 include the following:

•	The Company was recognized for the tenth consecutive time in the Leaders quadrant in Gartner’s February 2018 Magic Quadrant for Managed Security Services, Worldwide[1].

•	In the fourth quarter, the total value of closed deals greater than $1 million increased 58 percent, sequentially, and the number of deals in this group increased 45 percent, sequentially.

•
Geoff Haydon, longtime RSA and EMC executive, joined the Company’s executive leadership team as Chief Revenue Officer. Geoff brings an exceptional combination of boardroom perspective and in-depth security industry experience.

____________________
1Gartner, “Magic Quadrant for Managed Security Services, Worldwide”, Toby Bussa, Kelly M. Kavanagh, Sid Deshpande, Pete Shoard, 27 February 2018. The report was formerly titled Magic Quadrant for Global MSSPs and Magic Quadrant for MSSPs, North America.

Fourth Quarter Fiscal 2018 Financial Results Highlights

•
Revenue increased 1.4 percent to $120.7 million in the fourth quarter of fiscal 2018, from $118.9 million in the same period last year. Non-GAAP revenue increased 1.4 percent to $120.8 million from $119.2 million in the fourth quarter of fiscal 2017.

◦	Excluding the additional week of operations in the fourth quarter of fiscal 2017, revenue increased 9.7 percent, and non-GAAP revenue increased 9.6 percent over the fourth quarter of fiscal 2017.

•
Gross margin was 49.7 percent in the fourth quarter of 2018, down from 52.7 percent in the same period last year. Non-GAAP gross margin was 52.8 percent compared with 55.8 percent in the fourth quarter of fiscal 2017.

•
Operating loss was $26.1 million compared with $12.1 million in the fourth quarter of fiscal 2017; non-GAAP operating loss was $15.1 million compared to $2.1 million in the fourth quarter of last year.

•
Net income was $9.9 million, or $0.12 per share, including a one-time income tax benefit of $27.0 million, or $0.34 per share, related to the impact of tax law changes. Net loss was $6.8 million, or $0.09 per share, in the fourth quarter of fiscal 2017. Non-GAAP net loss was $9.9 million, or $0.12 per share, compared with a non-GAAP net loss of $1.6 million, or $0.02 per share, in the fourth quarter of fiscal 2017.

•	Adjusted EBITDA loss was $11.4 million, compared to adjusted EBITDA of $0.8 million in the fourth quarter of fiscal 2017.

•	Cash provided by operating activities for the three months ended February 2, 2018 was $4.0 million.

•	Secureworks ended the fiscal year with $101.5 million in cash and cash equivalents.

•
Monthly recurring revenue as of February 2, 2018 increased 11.7 percent to $35.3 million from $31.6 million as of February 3, 2017. The Company’s monthly recurring revenue metric represents the monthly value of its subscription contracts, including operational backlog, as of period end.

Fiscal 2018 Financial Results Highlights

•	Revenue in fiscal 2018 increased 8.9 percent to $467.9 million from $429.5 million in fiscal 2017. Non-GAAP revenue increased 8.9 percent to $468.5 million from $430.4 million in fiscal 2017.

◦	Excluding the 53rd week of operations in fiscal 2017, fiscal 2018 revenue growth was 11.3 percent, and non-GAAP revenue growth was 11.2 percent.

•	Gross margin was 51.5 percent in fiscal 2018, up from 50.5 percent in the prior year. Non-GAAP gross margin increased to 54.7 percent from 53.9 percent year-over-year.

•	Operating loss for fiscal 2018 was $83.0 million; non-GAAP operating loss was $39.9 million.

•
Net loss was $28.1 million, or $0.35 per share, in fiscal 2018, compared with a net loss of $38.2 million, or $0.49 per share, last year. Non-GAAP net loss was $27.0 million, or $0.34 per share, in fiscal 2018, compared to a non-GAAP net loss of $14.5 million, or $0.19 per share, in fiscal 2017.

•	Adjusted EBITDA loss was $26.5 million, compared with a loss of $15.6 million in fiscal 2017.

•	Cash provided by operating activities for the twelve months ended February 2, 2018 was $0.8 million.

First Quarter and Full Fiscal Year 2019 Guidance
Secureworks provides guidance based on current market conditions and expectations. The guidance ranges provided below reflect the impact of adopting the new accounting standards ASC 606 and ASC 340-40, effective in the first quarter of fiscal 2019, using the full retrospective transition method. The Company has posted certain historical, unaudited information related to the impact of adopting these standards on the investor section of its website.

For the first quarter of fiscal 2019, the Company expects:

•	Revenue to be in the range of $122 to $123 million on both a GAAP and non-GAAP basis.

•	Net loss per share to be in the range of $0.16 to $0.17 and non-GAAP net loss per share to be in the range of $0.06 to $0.07.

For the full fiscal year 2019, the Company expects:

•	GAAP and non-GAAP revenue to be in the range of $512 to $516 million.

•	Net loss to be in the range of $47 to $50 million and $0.58 to $0.62 on a per share basis.

•	Non-GAAP net loss per share to be in the range of $0.16 to $0.20.

•	Adjusted EBITDA loss to be in the range of $4 to $8 million.

•	Monthly recurring revenue to be in the range of $38.0 to $39.0 million at the end of the fourth quarter of fiscal 2019.

•	Capital expenditures to be in the range of $16 to $17 million.

Conference Call Information
As previously announced, the Company will hold a conference call to discuss its fiscal 2018 fourth quarter and full year performance and outlook for its fiscal year 2019 on March 28, 2018, at 8:00 a.m. ET. A live audio webcast of the conference call and the supplemental financial information referred to above will be accessible on the company’s website at http://investors.secureworks.com. The webcast and supplemental information will be archived at the same location for one year.

Non-GAAP Financial Measures
The press release presents information about the Company’s non-GAAP revenue, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of each of the foregoing historical and forward-looking non-GAAP financial measures to the most directly comparable historical and forward-looking GAAP financial measure is provided below for each of the fiscal periods indicated.

Special Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “plan,” “potential,” “outlook,” “should,” “will” and “would,” or similar words or expressions that refer to future events or outcomes. Such forward-looking statements include, but are not limited to, the statements in this press release with respect to the Company’s expectations concerning its GAAP and non-GAAP revenue and GAAP and non-GAAP net loss per share for the first quarter of fiscal 2019 and for full year fiscal 2019, net loss and adjusted EBITDA loss for full year fiscal 2019, capital expenditures for full year fiscal 2019, weighted average shares outstanding during the first quarter of fiscal 2019 and full year fiscal 2019, and monthly recurring revenue at the end of the first quarter of fiscal 2019, all of which reflect the Company’s current analysis of existing trends and information. These forward-looking statements represent the Company’s judgment only as of the date of this press release.

Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties and other factors, including those relating to: the Company’s ability to achieve or maintain profitability; the Company’s ability to enhance its existing solutions and technologies and to develop or acquire new solutions and technologies; the rapidly evolving market in which the Company operates; the Company’s reliance on personnel with extensive information security expertise; fluctuations in the Company’s quarterly results and other operating measures; intense competition in the Company’s markets; the Company’s ability to attract new clients, retain existing clients and increase its annual contract values; the Company’s reliance on its largest client and on clients in the financial services industry; the Company’s ability to manage its growth effectively; the Company’s ability to maintain high-quality client service and support functions; the Company’s service level agreements with clients requiring credits for service failures or inadequacies; the Company’s ability to continue expansion of its sales force; the Company’s long and unpredictable sales cycles; risks associated with the Company’s international sales and operations; the Company’s ability to expand its key distribution relationships; the Company’s technology alliance partnerships; real or perceived defects, errors or vulnerabilities in the Company’s solutions or the failure of its solutions to prevent a security breach; the ability of the Company’s solutions to interoperate with its clients’ IT infrastructure; the Company’s ability to use third-party technologies; the effect of evolving information security and data privacy laws and regulations on the Company’s business; the Company’s ability to maintain and enhance its brand; risks associated with the Company’s acquisition of other businesses; the Company’s recognition of revenue ratably over the terms of its managed security and threat intelligence contracts; the effect of timing differences between the expensing of sales commissions paid to the Company’s strategic and distribution partners and the recognition of associated revenues; estimates or judgments relating to the Company’s critical accounting policies; the Company’s exposure to fluctuations in currency exchange rates; the effect of governmental export or import controls on the Company’s business; the Company’s compliance with the Foreign Corrupt Practices Act and similar laws; the Company’s ability to maintain effective disclosure controls and procedures; the effect of natural disasters and other catastrophic events on the Company’s ability to serve its clients; the Company’s reliance on patents to protect its intellectual property rights; the Company’s ability to protect, maintain or enforce its non-patented intellectual property rights and proprietary information; claims by third parties of infringement of their proprietary technology by the Company; the Company’s use of open source technology; and risks related to the Company’s relationship with Dell Technologies Inc. and Dell Inc. and control of the Company by Dell Technologies Inc.

This list of risks, uncertainties and other factors is not complete. The Company discusses these matters more fully, as well as certain risk factors that could affect the Company’s business, financial condition, results of operations and prospects, under the caption “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended February 2, 2018, as well as in the Company’s other SEC filings. Any or all forward-looking statements the Company makes may turn out to be wrong and can be affected by inaccurate assumptions the Company might make or by known or unknown risks, uncertainties and other factors, including those identified in this press release. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. The Company does not undertake to update, and expressly disclaims any obligation to update, any of its forward-looking statements, whether as a result of circumstances or events that arise after the date the statements are made, new information or otherwise.

Gartner Disclaimer:
Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

About Secureworks
Secureworks® (NASDAQ: SCWX) is a leading global cybersecurity company that protects organizations in the digitally connected world. We combine visibility from thousands of clients, machine learning and automation from our industry-leading Secureworks Counter Threat Platform™, and actionable insights from our team of elite researchers, analysts and consultants to create a powerful network effect that provides increasingly strong protection for our clients. By aggregating and analyzing data from any source, anywhere, we prevent security breaches, detect malicious activity in real time, respond rapidly, and predict emerging threats. We offer our clients a cyber-defense that is Collectively Smarter. Exponentially Safer.™ www.secureworks.com

Contact Information

Investor Inquiries:
Teri Miller
VP, Chief Accounting Officer
678-268-4389
temiller@secureworks.com

Media inquiries:
Elizabeth W. Clarke
Director of Media Relations
404-486-4492
eclarke@secureworks.com

(Tables Follow)

SECUREWORKS CORP.
Consolidated Statements of Operations and Related Financial Highlights
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended		Fiscal Years Ended
	February 2, 2018	February 3, 2017	February 2, 2018	February 3, 2017
Net revenue	$120,654	$118,948	$467,904	$429,502
Cost of revenue	60,725	56,206	226,718	212,599
Gross margin	59,929	62,742	241,186	216,903
Research and development	21,491	19,097	80,164	71,030
Sales and marketing	39,256	33,143	151,341	124,950
General and administrative	25,288	22,565	92,726	86,876
Total operating expenses	86,035	74,805	324,231	282,856
Operating loss	(26,106)	(12,063)	(83,045)	(65,953)
Interest and other, net	(1,782)	153	(2,735)	2,476
Loss before income taxes	(27,888)	(11,910)	(85,780)	(63,477)
Income tax benefit	(37,766)	(5,093)	(57,703)	(25,264)
Net income (loss)	$9,878	$(6,817)	$(28,077)	$(38,213)

Net income (loss) per common share (basic)	$0.12	$(0.09)	$(0.35)	$(0.49)

Net income (loss) per common share (diluted)	$0.12	$(0.09)	$(0.35)	$(0.49)

Weighted-average common shares
outstanding (basic)	80,357	80,009	80,280	77,635

Weighted-average common shares
outstanding (diluted)	80,528	80,009	80,280	77,635

Percentage of Total Net Revenue
Gross margin	49.7%	52.7%	51.5%	50.5%
Research and development	17.8%	16.1%	17.1%	16.5%
Sales and marketing	32.5%	27.9%	32.3%	29.1%
General and administrative	21.0%	19.0%	19.8%	20.2%
Operating expenses	71.3%	62.9%	69.3%	65.9%
Operating loss	(21.6)%	(10.1)%	(17.7)%	(15.4)%
Loss before income taxes	(23.1)%	(10.0)%	(18.3)%	(14.8)%
Net income (loss)	8.2%	(5.7)%	(6.0)%	(8.9)%
Effective tax rate	135.4%	42.8%	67.3%	39.8%

Note: Percentage growth rates are calculated based on underlying data in thousands

SECUREWORKS CORP.
Consolidated Statements of Financial Position
(in thousands)
(unaudited)

	February 2, 2018	February 3, 2017
Assets:
Current assets:
Cash and cash equivalents	$101,539	$116,595
Accounts receivable, net	157,764	113,546
Inventories	1,030	1,947
Other current assets	42,163	47,750
Total current assets	302,496	279,838
Property and equipment, net	33,457	31,153
Goodwill	416,487	416,487
Purchased intangible assets, net	234,184	261,921
Other non-current assets	4,677	5,704
Total assets	$991,301	$995,103
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$23,266	$19,922
Accrued and other	81,625	59,704
Deferred revenue	139,632	119,909
Total current liabilities	244,523	199,535
Long-term deferred revenue	14,948	14,752
Other non-current liabilities	52,681	89,392
Total liabilities	312,152	303,679
Stockholders' equity	679,149	691,424
Total liabilities and stockholders' equity	$991,301	$995,103

SECUREWORKS CORP.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Fiscal Years Ended
	February 2, 2018	February 3, 2017
Cash flows from operating activities:
Net loss	$(28,077)	$(38,213)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	42,171	39,425
Change in fair value of convertible notes	—	132
Stock-based compensation expense	13,790	8,883
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	3,256	(2,239)
Income tax benefit	(57,703)	(25,264)
Provision for doubtful accounts	3,947	2,613
Excess tax benefit from share-based payment	—	(221)
Changes in assets and liabilities:
Accounts receivable	(48,540)	956
Net transactions with parent	11,024	(15,582)
Inventories	917	1,610
Other assets	27,699	(1,724)
Accounts payable	3,302	3,626
Deferred revenue	19,585	7,185
Accrued and other liabilities	9,416	11,975
Net cash used in operating activities	787	(6,838)
Cash flows from investing activities:
Capital expenditures	(13,819)	(19,361)
Net cash used in investing activities	(13,819)	(19,361)
Cash flows from financing activities:
Principal payments on financing arrangement with Dell Financial Services	(800)	—
Taxes paid on vested restricted shares	(1,224)	—
Proceeds from IPO, net	—	99,604
Capital contribution from parent, net	—	9,547
Excess tax benefit from share-based payment	—	221
Net cash provided by financing activities	(2,024)	109,372
Net increase in cash and cash equivalents	(15,056)	83,173
Cash and cash equivalents at beginning of the period	116,595	33,422
Cash and cash equivalents at end of the period	$101,539	$116,595

Supplemental disclosure of non-cash financing activities:
Conversion of convertible notes to common stock	$—	$28,125
Financed capital expenditures	$1,390	$800
Income taxes paid	$1,152	$910

Non-GAAP Financial Measures
This press release presents information about the Company’s non-GAAP revenue, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with GAAP. The Company believes these non-GAAP financial measures provide useful information to help evaluate its operating results by facilitating an enhanced understanding of its operating performance and enabling more meaningful period-to-period comparisons. There are limitations to the use of the non-GAAP financial measures presented in the press release. These non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in Secureworks’ industry, may calculate non-GAAP financial measures differently than the Company does, limiting the usefulness of those measures for comparative purposes.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided below for each of the periods indicated. Investors are encouraged to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, the Company may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, the exclusion of these items and other similar items in this non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

The Company excludes the following items from one or more of its non-GAAP financial measures:

Impact of purchase accounting. The impact of purchase accounting consists primarily of purchase accounting adjustments related to a change in the basis of deferred revenue for the going-private transaction of Dell Inc. (“Dell”), an indirect parent of the Company, that was completed on October 29, 2013. The Company believes it is useful to exclude such purchase accounting adjustments related to the foregoing transactions as this deferred revenue generally results from multi-year service contracts under which deferred revenue is established upon sale and revenue is recognized over the term of the contract. Pursuant to the fair value provisions applicable to the accounting for business combinations, GAAP requires this deferred revenue to be recorded at its fair value, which is typically less than the book value. In presenting non-GAAP earnings, the Company adds back the reduction in revenue that results from this revaluation on the expectation that a significant majority of these service contracts will be renewed in the future and therefore the revaluation is not helpful in predicting its ongoing revenue trends. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (1) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making, and (2) compare past and future reports of Secureworks’ financial results, as the revenue reduction related to acquired deferred revenue will not recur when related service contracts are renewed in future periods.

Amortization of intangible assets. Amortization of intangible assets consists of amortization of customer relationships and acquired technology. In connection with Dell’s going-private transaction, all of the Company’s tangible and intangible assets and liabilities were accounted for and recognized at fair value on the transaction date. Accordingly, for periods after October 29, 2013, amortization of intangible assets consists of amortization associated with intangible assets recognized in connection with Dell’s going-private transaction.

Stock-based compensation. Non-cash stock-based compensation relates to awards under both the Dell Technologies and Secureworks equity plans. We exclude such expenses when assessing the effectiveness of our operating performance since they do not necessarily correlate with the underlying operating performance of the business.

Other expenses. Other expenses include professional fees incurred by the Company in connection with the Company’s initial public offering and amounts expensed in the settlement of a legal matter. The Company excludes these expenses for the purpose of calculating the non-GAAP financial measures because it believes these items are outside the ordinary course of business and do not contribute to a meaningful evaluation of its current operating performance or comparisons to its past operating performance.

Aggregate adjustment for income taxes. The aggregate adjustment for income taxes is the estimated combined income tax effect for the adjustments mentioned above. The tax effects are determined based on the tax jurisdictions where the above items were incurred.

Impact of Tax Cuts and Jobs Act. The impact of the Tax Cuts and Jobs Act relates to a provisional tax benefit of $27.0 million recorded in the fourth quarter of fiscal 2018 as a result of U.S. tax reform that was enacted in December 2017.

As the excluded items can have a material impact on earnings, management compensates for this limitation by relying primarily on GAAP results and using non-GAAP financial measures supplementally. The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for revenue, gross margin, research and development expenses, sales and marketing expenses, general and administrative expenses, operating loss or net loss prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis.

(Tables Follow)

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Fiscal Years Ended
	February 2, 2018	February 3, 2017	February 2, 2018	February 3, 2017
GAAP revenue	$120,654	$118,948	$467,904	$429,502
Impact of purchase accounting	146	221	584	884
Non-GAAP revenue	$120,800	$119,169	$468,488	$430,386

GAAP gross margin	$59,929	$62,742	$241,186	$216,903
Amortization of intangibles	3,411	3,411	13,642	13,642
Impact of purchase accounting	156	272	624	1,160
Stock-based compensation expense	245	130	891	462
Other	—	—	—	—
Non-GAAP gross margin	$63,741	$66,555	$256,343	$232,167

GAAP research and development expenses	$21,491	$19,097	$80,164	$71,030
Stock-based compensation expense	(879)	(571)	(3,261)	(2,033)
Non-GAAP research and development expenses	$20,612	$18,526	$76,903	$68,997

GAAP sales and marketing expenses	$39,256	$33,143	$151,341	$124,950
Stock-based compensation expense	(245)	(300)	(735)	(1,068)
Non-GAAP sales and marketing expenses	$39,011	$32,843	$150,606	$123,882

GAAP general and administrative expenses	$25,288	$22,565	$92,726	$86,876
Amortization of intangibles	(3,522)	(3,523)	(14,095)	(14,094)
Impact of purchase accounting	(256)	(240)	(1,025)	(886)
Stock-based compensation expense	(2,330)	(1,493)	(8,903)	(5,320)
Other	—	—	—	(1,164)
Non-GAAP general and administrative expenses	$19,180	$17,309	$68,703	$65,412

GAAP operating loss	$(26,106)	$(12,063)	$(83,045)	$(65,953)
Amortization of intangibles	6,934	6,934	27,737	27,736
Impact of purchase accounting	412	512	1,649	2,046
Stock-based compensation expense	3,698	2,494	13,789	8,883
Other	—	—	—	1,164
Non-GAAP operating loss	$(15,062)	$(2,123)	$(39,870)	$(26,124)

GAAP net income (loss)	$9,878	$(6,817)	$(28,077)	$(38,213)
Amortization of intangibles	6,934	6,934	27,737	27,736
Impact of purchase accounting	412	512	1,649	2,046
Stock-based compensation expense	3,698	2,494	13,789	8,883
Impact of Tax Cuts and Jobs Act	(26,994)	—	(26,994)	—
Other	—	—	—	1,164
Aggregate adjustment for income taxes	(3,876)	(4,704)	(15,129)	(16,113)
Non-GAAP net income (loss)	$(9,948)	$(1,581)	$(27,025)	$(14,497)

GAAP net income (loss) per share	$0.12	$(0.09)	$(0.35)	$(0.49)
Amortization of intangibles	0.09	0.09	0.34	0.36
Impact of purchase accounting	0.01	0.01	0.02	0.03
Stock-based compensation expense	0.05	0.03	0.17	0.11
Impact of Tax Cuts and Jobs Act	(0.34)	—	(0.34)	—
Other	—	—	—	0.01
Aggregate adjustment for income taxes	(0.05)	(0.06)	(0.19)	(0.21)
Non-GAAP net income (loss) per share *	$(0.12)	$(0.02)	$(0.34)	$(0.19)

* Sum of reconciling items may differ from total due to rounding of individual components

GAAP net income (loss)	$9,878	$(6,817)	$(28,077)	$(38,213)
Interest and other, net	1,782	(153)	2,735	(2,476)
Income tax benefit	(37,766)	(5,093)	(57,703)	(25,264)
Depreciation and amortization	10,851	10,177	42,171	39,425
Stock-based compensation expense	3,698	2,494	13,789	8,883
Impact of purchase accounting	146	221	584	884
Other	—	—	—	1,164
Adjusted EBITDA	$(11,411)	$829	$(26,502)	$(15,597)

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

	Three Months Ended		Fiscal Years Ended
Percentage of Total Net Revenue	February 2, 2018	February 3, 2017	February 2, 2018	February 3, 2017

GAAP gross margin	49.7%	52.7%	51.5%	50.5%
Non-GAAP adjustment	3.1%	3.1%	3.2%	3.4%
Non-GAAP gross margin	52.8%	55.8%	54.7%	53.9%

GAAP research and development expenses	17.8%	16.1%	17.1%	16.5%
Non-GAAP adjustment	(0.7)%	(0.6)%	(0.7)%	(0.5)%
Non-GAAP research and development expenses	17.1%	15.5%	16.4%	16.0%

GAAP sales and marketing expenses	32.5%	27.9%	32.3%	29.1%
Non-GAAP adjustment	(0.2)%	(0.3)%	(0.2)%	(0.3)%
Non-GAAP sales and marketing expenses	32.3%	27.6%	32.1%	28.8%

GAAP general and administrative expenses	21.0%	19.0%	19.8%	20.2%
Non-GAAP adjustment	(5.1)%	(4.5)%	(5.1)%	(5.0)%
Non-GAAP general and administrative expenses	15.9%	14.5%	14.7%	15.2%

GAAP operating loss	(21.6)%	(10.1)%	(17.7)%	(15.4)%
Non-GAAP adjustment	9.1%	8.3%	9.2%	9.3%
Non-GAAP operating loss	(12.5)%	(1.8)%	(8.5)%	(6.1)%

GAAP net income (loss)	8.2%	(5.7)%	(6.0)%	(8.9)%
Non-GAAP adjustment	(16.4)%	4.4%	0.2%	5.5%
Non-GAAP net loss	(8.2)%	(1.3)%	(5.8)%	(3.4)%

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in millions, except per share data)
(unaudited)

	Three Months Ending May 4, 2018		Estimated Impact of ASC 606 vs ASC 605 on Guidance	Fiscal Year Ending February 1, 2019		Estimated Impact of ASC 606 vs ASC 605 on Guidance
	Low End of Guidance	High End of Guidance		Low End of Guidance	High End of Guidance

GAAP revenue	$122	$123	nm	$512	$516	nm
Impact of purchase accounting	—	—
Non-GAAP revenue	$122	$123		$512	$516

GAAP net loss per share	$(0.17)	$(0.16)	$0.01	$(0.62)	$(0.58)	$0.06 - 0.07
Amortization of intangibles	0.09	0.09		0.34	0.34
Stock-based compensation expense	0.05	0.05		0.21	0.21
Aggregate adjustment for income taxes	(0.04)	(0.04)		(0.13)	(0.13)
Non-GAAP net loss per share*	$(0.07)	$(0.06)	$0.01	$(0.20)	$(0.16)	$0.06 - 0.07

GAAP net loss				$(50)	$(47)	$7 - $8
Interest and other, net				2	2
Income tax benefit				(17)	(16)
Depreciation and amortization				40	40
Stock-based compensation expense				17	17
Adjusted EBITDA*				$(8)	$(4)	$7 - $8

Other Items
Effective tax rate					26%
Weighted average shares outstanding (in millions)					81.0
Capital expenditures					$16 - $17
Monthly recurring revenue (MRR)					$38 - $39

* Sum of reconciling items may differ from total due to rounding of individual components
Sum of quarterly guidance may differ from full year guidance due to rounding nm Not meaningful